CHINA HEALTH HOLDING ANNOUNCES EXECUTION ACQUISITION LETTER INTENT FOR 51% OR MORE OF BEIJING BORAN PHARMACEUTICAL

Las Vegas (October16 2006) China Health Holding (OTCBB:CHHH), a development stage company with the goal undisputed leadership of becoming a leading developer, manufacturer, marketer and distributor in the global medical and pharmaceutical industry in China and worldwide, Julianna Lu, the Founder/CEO, announced today that the Company has executed a Letter of Intent with Beijing Boran Pharmaceuticals Co. Ltd. (PR China) for the proposed acquisition by the Company for 51% or more of Beijing Boran Pharmaceuticals Co. Ltd.


Pursuant to the Letter of Intent, the parties have expressed further cooperation and accomplishment of 51% more of acquisition of Beijing Boran Pharmaceuticals Co. Ltd. by the Company. Further, Beijing Boran Pharmaceutical Ltd. has agreed to offer the Company with first refusal rights and legal exclusive rights for 51% more of Beijing Boran Pharmaceuticals Co. Ltd. within nine months from the date signed Letter of Intent. The completion of the acquisition is subject to the negotiation and execution of a definitive acquisition agreement, as well as the completion of full legal and financial due diligence, including the determination of the valuation of Beijing Boran Pharmaceutical Co. Ltd., and the completion and delivery of audited financial statements of Beijing Boran Pharmaceutical Co. Ltd. The acquisition contemplated by the Letter of Intent with Beijing Boran Pharmaceuticals Co. Ltd. is part of the Company's comprehensive growth strategy. Management believes that its strategy of pursuing the strategic combination of net income and assets and unique enhanced China-FDA Licensed Pharmaceutical Drug Pipeline and technologies will accrete value to the Company and its shareholders. Management also believes that its acquisition growth strategy will assist the Company in securing a strong future and powerful position in the global and China in Natural Medicinal and Pharmaceutical industry.


ABOUT BEIJING BORAN PHARMACEUTICAL CO. LTD.
-------------------------------------------

Beijing Boran Pharmaceutical Co. Ltd. a China - SFDA Licensed GMP Pharmaceutical Drug (Herbal Based) Corporation, a Pharmaceutical Manufacturer, and developer and researcher in China, headquarter located in Beijing PR China, with an approximately 7300 square meters lands, and a total of 2100 square meters of facilities and building. With the most advanced pharmaceutical GMP manufacturing facilities and technologies and technical team. Beijing Boran Pharmaceutical also controls /owns the subsidaries , include Beijing Aokai Pharmaceutical and Medical Research Institution, and Beijing Xiangwei Herbal Medicinal Co. Ltd., and Beijing Boran Pharmaceutical and Medical Development Co. Ltd. Beijing Boran Pharmaceutical have about 30 China - SFDA licensed pharmaceutical drugs (Herbal-Based) pipeline.


About China Health Holding, Inc.
--------------------------------

     China Health Holding, Inc. has an extensive knowledge of and expertise in the field of Traditional Chinese Medicine and China Pharmaceutical Industry, which it uses to develop, manufacture, and commercialize natural herbal medicinal products and pharmaceutical drug pipeline and technologies worldwide.

     CHHH's immediate goal is profitable penetration of the growing global and China pharmaceutical industry and market and to seek and develop potential acquisition candidates with major pharmaceutical companies in PR China and worldwide to secure a strong future and powerful position in the global and PR China pharmaceutical industry. Long-term plans include the development of a pharmaceutical drug pipeline and technology based on the Company's access to the knowledge of Traditional Chinese Medicine and PR China pharmaceutical industry.

     CHHH is supported by two core, wholly owned subsidiaries:
     ---------------------------------------------------------

     1. China Health World Pharmaceutical Corporation, which will develop, manufacture and commercialize natural medications for epidemic diseases and conditions related to mellitus, cardiovascular and cerebral-vascular system dysfunctions, and neurological disorders.

     2. China Health World Trade Corporation, which will support CHHH in the areas of worldwide branding, multimedia marketing and multi-channel distribution to global customers and markets.

Recent Developments and Acquisition Progress:
---------------------------------------------

1. The Company controls/owns exclusive worldwide ownership/rights for a total of 134 proprietary natural herbal medicinal products/formulas as Two Natural Herbal Medicinal Product lines: King of Herbs-based products and Taoist Medicinal products. The Company is developing and execution for further worldwide branding, multimedia marketing and multi-channel distribution and worldwide retail and franchise stores/infrastructure to global customers and markets

2. CHHH has executed a definitive acquisition agreement to acquire 60% of Henan Furen Huaiqingtang Pharmaceuticals Co. Ltd.

3. CHHH has executed a definitive acquisition agreement to acquire 100% of Shaanxi MeiChen Pharmaceuticals Co. Ltd.

4. CHHH recently entered into letters of intent to acquire 51% or more of the following pharmaceutical companies in PR China:

     i. Shaanxi Wanan Pharmaceutical Co. Ltd.
     ii. Henan Tiankang Pharmaceuticals Co. Ltd.

CHHH believes that the completion of these acquisitions will enable it to vertically integrate its operations from manufacturing, developing and marketing Chinese herbal-based medicinal products, as well as a pharmaceutical drug pipeline, to full distribution and marketing across PR China, therefore substantially increasing profit margins. Acquisitions should accelerate growth of revenues and earnings. A strategic combination of assets, net income, an enhanced pharmaceutical drug pipeline and technologies will accrete value to the Company and its shareholders.

In addition, CHHH also signed a letter of intent with WangJing Hospital and the WangJing Hospital of China Academy of Chinese Medical Sciences, PR China, in order to develop the China International University of Traditional Chinese Medicine and the University Hospital for Traditional Chinese Medical Sciences.

Safe Harbor

To the extent that statements in the press release are not strictly historical, including statements as to revenue projections, business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company's development, events conditioned on stockholder or other approval, or otherwise as to future events, such statements are forward-looking; all forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by the cautionary statements and any other cautionary statements, which may accompany the forward-looking statements, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this release are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Other important factors that could cause actual results to differ materially include the following: business conditions and the amount of growth in the Company's industry and general economy; competitive factors; ability to attract and retain personnel; the price of the Company's stock; and the risk factors set forth from time to time in the Company's SEC reports, including but not limited to its annual report on Form 10-KSB; its quarterly reports on Forms 10-QSB; and any reports on Form 8-K. In addition, the company disclaims any obligation to update or correct any forward-looking statements in all of the Company's press releases to reflect events or circumstances after the date hereof.

Contact:
China Health Holding, Inc. (Las Vegas)
The President: Nick De Cotiis
Vice President/Director: Mr. Yu, XiaoFei (Beijing)
Tel: 1-778-893-8909
Tel: 1-604-608-6788
www.chinahealthholding.com
info@chinahealthholding.com